CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-189440 of the Variable Annuity-2 Series Account of Great-West Life & Annuity Insurance Company of New York (formerly First Great-West Life & Annuity Insurance Company) on Form N-4 of our report dated March 29, 2013 on the financial statements and financial highlights of each of the investment divisions of the Variable Annuity-2 Series Account of Great-West Life & Annuity Insurance Company of New York appearing in the Statement of Additional Information, which is part of the Registration Statement.

We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Prospectus, which is also part of the Registration Statement, and in the Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

October 1, 2013

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-189440 of the Variable Annuity-2 Series Account of Great-West Life & Annuity Insurance Company of New York (formerly First Great-West Life & Annuity Insurance Company of New York) on Form N-4 of our report dated March 29, 2013 on the financial statements of Great-West Life & Annuity Insurance Company of New York (which report expresses an unmodified opinion and includes emphasis-of-matter paragraphs relating to the retrospective adoption of a change in accounting for costs associated with acquiring or renewing insurance contracts and noting that the financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company as portions of certain expenses represent allocations made from affiliates and may not necessarily be indicative of the conditions that would have existed if the Company had operated as an unaffiliated business) appearing in the Statement of Additional Information, which is part of the Registration Statement.

We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Prospectus, which is also part of the Registration Statement, and in the Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

October 1, 2013